Exhibit 5.1

June 10, 2019

Armata Pharmaceuticals, Inc.

4503 Glencoe Avenue

Marina del Rey, California 90292

Re:      Armata Pharmaceuticals, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

Armata Pharmaceuticals, Inc. (the “Company”) is filing with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of an additional 1,649,684 shares of the Company’s common stock, par value $0.01 per share, (the “Shares”) in the aggregate, to be comprised of (i) Shares to be issued pursuant to the C3J Therapeutics, Inc. (“C3J”) stock options granted under the C3J Jian, Inc. Amended 2006 Stock Option Plan (the “Assumed 2006 Plan”), which was assumed by the Company in connection with a business combination with C3J completed in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 3, 2019 (as amended on March 25, 2019, the “Merger Agreement”), among the Registrant, C3J, and Ceres Merger Sub, Inc., a wholly owned subsidiary of the Company (the “Merger”), (ii) Shares to be issued pursuant to the C3J Therapeutics, Inc. 2016 Stock Plan (the “Assumed 2016 Plan”), which was assumed by the Company in connection with the Merger; (iii) Shares added to the shares authorized for issuance under the Armata Pharmaceuticals, Inc. 2016 Equity Incentive Plan (the “Armata 2016 Plan”) pursuant to an amendment to such plan approved by the registrant’s shareholders at a special meeting of the registrant’s shareholders held on May 8, 2019, (iv) Shares that were automatically added to the shares authorized for issuance under the Armata 2016 Plan on January 1, 2019 pursuant to an “evergreen” provision contained in the Armata 2016 Plan, and (v) Shares that were automatically added to the shares authorized for issuance under the Armata Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan (the “Armata 2016 ESPP”) on January 1, 2019 pursuant to an “evergreen” provision contained in the Armata 2016 ESPP. Item 601 of Regulation S-K and the instructions to Form S-8 require that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to a Form S-8 registration statement if the securities are original issue shares. This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

In rendering this opinion, we have examined the Registration Statement, the certificate of incorporation, as amended, and by-laws of the Company (each as amended and restated as of the date hereof) and such other records, instruments and documents as we have deemed advisable in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity to original documents of all documents, certificates and instruments submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. Our opinion set forth below is based on the text of the Plan as referenced in the Exhibit Index to the Registration Statement and is limited to the General Corporation Laws of the State of Delaware and laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that, when issued pursuant to and in accordance with the terms of the Plan, the Shares that are the subject of the Registration Statement will be validly issued, fully paid, and non-assessable.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP